Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports First Quarter 2024 Financial Results

First Quarter Highlights:

•Achieved revenue of $97.4 million in the first quarter of 2024 versus $83.2 million in the first quarter of 2023, an increase of 17% on a GAAP basis and 16% on a non-GAAP constant currency basis
•Net income was $7.5 million or $0.18 per fully diluted share and non-GAAP net income was $2.6 million or $0.06 per fully diluted share in the first quarter of 2024
•Non-GAAP adjusted EBITDA increased 60% to $17.3 million in the first quarter of 2024 compared to $10.8 million in the first quarter of 2023
•Revised FY24 revenue guidance to 9% to 12% year-over-year growth on a constant currency basis, an increase of 0.5% at the midpoint

ATLANTA, GA – (May 6, 2024) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the first quarter ended March 31, 2024.

“We are very pleased with our first quarter results as we maintained growth momentum and executed on key operational priorities. Revenue growth in the first quarter was driven by year-over-year constant currency growth in tissue processing of 26% and stent grafts of 19% compared to the first quarter of 2023. We also saw revenue strength across the Latin America region which grew 22% in the first quarter on a constant currency basis compared to last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong commercial results, we were pleased to see positive long-term results from the On-X aortic valve post-market clinical study, the results of which were presented at AATS in April. This study showed that the use of the On-X aortic valve lowers the risk of major bleeding by 87% as compared to historic control further demonstrating the clinical superiority of our aortic portfolio.”

Mr. Mackin concluded, “In light of our strong first quarter performance, we are raising the midpoint of our full year revenue expectations and remain confident in our ability to meet or exceed our adjusted EBITDA target for 2024.”

First Quarter 2024 Financial Results
Total revenues for the first quarter of 2024 were $97.4 million, an increase of 17% on a GAAP basis and 16% on a non-GAAP constant currency basis, both compared to the first quarter of 2023.

Net income for the first quarter of 2024 was $7.5 million, or $0.18 per fully diluted common share, compared to net loss of ($13.5) million, or ($0.33) per fully diluted common share for the first quarter of 2023. Non-GAAP net income for the first quarter of 2024 was $2.6 million, or $0.06 per fully diluted common share, compared to non-GAAP net income of $769,000, or $0.02 per fully diluted common share for the first quarter of 2023. Non-GAAP net income for the first quarter of 2024 includes pretax losses related to foreign currency revaluation of $1.4 million.

2024 Financial Outlook
Artivion is raising the lower end of its revenue guidance and now expects constant currency revenue growth of between 9% to 12% for the full year 2024, compared to the 8% to 12% previously provided. Growth rates are compared to 2023. The Company expects revenues to be in the range of $386 to $396 million compared to the previously articulated range of $382 to $396 million. At current rates, the Company expects negligible year-over-year currency impact on the full year 2024 revenues.

Additionally, Artivion continues to expect non-GAAP adjusted EBITDA to increase between 26% and 34% for the full year 2024 compared to 2023, resulting in 2024 non-GAAP adjusted EBITDA in the range of $68 to $72 million.

The Company's financial performance for 2024 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP adjusted EBITDA; non-GAAP general, administrative, and marketing, and free cash flows results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; loss on extinguishment of debt; and non-cash interest expense. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The company will hold a teleconference call and live webcast on May 6, 2024, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13744600.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward Looking-Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, those regarding our full year revenue expectations and our confidence in our ability to meet or exceed our adjusted EBITDA target for 2024; the timeline for regulatory approval for AMDS and other products; that our revenues for the full year 2024 will be in the range of $386 to $396 million, representing revenue growth of between 9% to 12% compared to 2023 on a constant currency basis; expect, at current exchange rates, negligible currency impact on the 2024 full year revenues; and expect non-GAAP adjusted EBITDA to increase between 26% and 34% for the full year 2024 compared to 2023, resulting in non-GAAP adjusted EBITDA in the range of $68 to $72 million in 2024. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions, the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended March 31, 2024. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Products	$71,114	$62,291
Preservation services	26,317	20,938
Total revenues	97,431	83,229

Cost of products and preservation services:
Products	23,750	19,533
Preservation services	10,735	9,969
Total cost of products and preservation services	34,485	29,502

Gross margin	62,946	53,727

Operating expenses:
General, administrative, and marketing	30,689	50,365
Research and development	6,946	7,223
Total operating expenses	37,635	57,588

Operating income (loss)	25,311	(3,861)

Interest expense	7,826	6,096
Interest income	(374)	(75)
Loss on extinguishment of debt	3,669	—
Other expense (income), net	1,409	(963)

Income (loss) before income taxes	12,781	(8,919)
Income tax expense	5,248	4,613

Net income (loss)	$7,533	$(13,532)

Income (loss) per share:
Basic	$0.18	$(0.33)
Diluted	$0.18	$(0.33)

Weighted-average common shares outstanding:
Basic	41,290	40,432
Diluted	47,886	40,432

Net income (loss)	$7,533	$(13,532)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(3,137)	4,621
Unrealized gain (loss) from foreign currency intra-entity loans, net of tax	1,609	(1,005)
Comprehensive income (loss)	$6,005	$(9,916)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,118	$58,940
Trade receivables, net	74,301	71,796
Other receivables	2,272	2,342
Inventories, net	81,716	81,976
Deferred preservation costs, net	50,151	49,804
Prepaid expenses and other	17,227	15,810
Total current assets	276,785	280,668

Goodwill	245,030	247,337
Acquired technology, net	138,474	142,593
Operating lease right-of-use assets, net	42,492	43,822
Property and equipment, net	37,788	38,358
Other intangibles, net	29,506	29,638
Deferred income taxes	668	1,087
Other long-term assets	13,264	8,894
Total assets	$784,007	$792,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,378	$13,318
Accrued compensation	10,843	18,715
Accrued expenses	15,926	12,732
Taxes payable	2,090	3,840
Current maturities of operating leases	3,214	3,395
Accrued procurement fees	1,418	1,439
Current portion of long-term debt	270	1,451
Other current liabilities	1,691	2,972
Total current liabilities	45,830	57,862

Long-term debt	313,004	305,531
Contingent consideration	46,420	63,890
Non-current maturities of operating leases	42,861	43,977
Deferred income taxes	22,343	21,851
Deferred compensation liability	7,445	6,760
Non-current finance lease obligation	3,268	3,405
Other long-term liabilities	7,851	7,341
Total liabilities	$489,022	$510,617

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 43,224 and 42,569 shares issued in 2024 and 2023, respectively)	432	426
Additional paid-in capital	363,113	355,919
Retained deficit	(40,374)	(47,907)
Accumulated other comprehensive loss	(13,538)	(12,010)
Treasury stock, at cost, 1,487 shares as of March 31, 2024 and December 31, 2023	(14,648)	(14,648)
Total shareholders’ equity	294,985	281,780

Total liabilities and shareholders’ equity	$784,007	$792,397

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash flows from operating activities:
Net income (loss)	$7,533	$(13,532)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	5,909	5,734
Deferred income taxes	4,299	(2,167)
Loss on extinguishment of debt	3,669	—
Non-cash compensation	3,478	3,341
Non-cash lease expense	1,920	1,802
Write-down of inventories and deferred preservation costs	723	1,123
Change in fair value of contingent consideration	(17,470)	4,800
Other	644	754
Changes in operating assets and liabilities:
Inventories and deferred preservation costs	(1,380)	(3,222)
Prepaid expenses and other assets	(2,268)	(2,014)
Receivables	(3,334)	3,540
Accounts payable, accrued expenses, and other liabilities	(9,216)	(6,313)
Net cash flows used in operating activities	(5,493)	(6,154)

Net cash flows from investing activities:
Capital expenditures	(3,611)	(2,843)
Net cash flows used in investing activities	(3,611)	(2,843)

Net cash flows from financing activities:
Proceeds from issuance of debt	190,000	—
Proceeds from revolving credit facility	30,000	—
Proceeds from exercise of stock options and issuance of common stock	3,528	2,581
Principal payments on short-term notes payable	(1,027)	—
Payment of debt issuance costs	(9,998)	—
Repayment of debt	(211,627)	(690)
Other	(139)	(720)
Net cash flows provided by financing activities	737	1,171

Effect of exchange rate changes on cash and cash equivalents	545	(752)
Decrease in cash and cash equivalents	(7,822)	(8,578)

Cash and cash equivalents beginning of period	58,940	39,351
Cash and cash equivalents end of period	$51,118	$30,773

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Products:
Aortic stent grafts	$32,103	$26,150
On-X	19,681	17,656
Surgical sealants	16,981	16,703
Other	2,349	1,782
Total products	71,114	62,291

Preservation services	26,317	20,938
Total revenues	$97,431	$83,229

North America	50,928	43,244
Europe, the Middle East, and Africa	33,588	27,929
Asia Pacific	7,609	7,878
Latin America	5,306	4,178
Total revenues	$97,431	$83,229

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
In Thousands
(Unaudited)

	Revenues for the Three Months Ended March 31,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$32,103	$26,150	$748	$26,898	19%
On-X	19,681	17,656	104	17,760	11%
Surgical sealants	16,981	16,703	118	16,821	1%
Other	2,349	1,782	5	1,787	31%
Total products	71,114	62,291	975	63,266	12%

Preservation services	26,317	20,938	2	20,940	26%
Total	$97,431	$83,229	$977	$84,206	16%

North America	50,928	43,244	6	43,250	18%
Europe, the Middle East, and Africa	33,588	27,929	805	28,734	17%
Asia Pacific	7,609	7,878	—	7,878	-3%
Latin America	5,306	4,178	166	4,344	22%
Total	$97,431	$83,229	$977	$84,206	16%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$30,689	$50,365
Business development, integration, and severance (income) expense	(17,387)	4,997
Corporate rebranding expense	—	149
Adjusted G&A, non-GAAP	$48,076	$45,219

	Three Months Ended March 31,
	2024	2023
Reconciliation of net income (loss), GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$7,533	$(13,532)
Adjustments:
Interest expense	7,826	6,096
Depreciation and amortization expense	5,909	5,734
Income tax expense	5,248	4,613
Loss on extinguishment of debt	3,669	—
Stock-based compensation expense	3,478	3,341
Loss (gain) on foreign currency revaluation	1,410	(973)
Corporate rebranding expense	—	149
Interest income	(374)	(75)
Business development, integration, and severance (income) expense	(17,387)	5,452
Adjusted EBITDA, non-GAAP	$17,312	$10,805

	Three Months Ended March 31,
	2024	2023
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows used in operating activities	$(5,493)	$(6,154)
Capital expenditures	(3,611)	(2,843)
Free cash flows, non-GAAP	$(9,104)	$(8,997)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP:
Income (loss) before income taxes	$12,781	$(8,919)
Income tax expense	5,248	4,613
Net income (loss)	$7,533	$(13,532)

Diluted income (loss) per common share	$0.18	$(0.33)

Diluted weighted-average common shares outstanding	47,886	40,432

Reconciliation of income (loss) before income taxes, GAAP to adjusted income, non-GAAP:
Income (loss) before income taxes, GAAP:	$12,781	$(8,919)
Adjustments:
Amortization expense	3,867	3,881
Loss on extinguishment of debt	3,669	—
Non-cash interest expense	580	462
Corporate rebranding expense	—	149
Business development, integration, and severance (income) expense	(17,387)	5,452
Adjusted income before income taxes, non-GAAP	3,510	1,025

Income tax expense calculated at a tax rate of 25%	878	256
Adjusted net income, non-GAAP	$2,632	$769

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.18	$(0.33)
Adjustments:
Amortization expense	0.09	0.10
Loss on extinguishment of debt	0.09	—
Non-cash interest expense	0.01	0.01
Business development, integration, and severance (income) expense	(0.41)	0.13
Tax effect of non-GAAP adjustments	0.05	(0.06)
Effect of 25% tax rate	0.05	0.17
Adjusted diluted income per common share, non-GAAP	$0.06	$0.02

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	47,886	40,432
Adjustments:
Effect of dilutive stock options and awards	—	418
Effect of convertible senior notes	(5,707)	—
Diluted weighted-average common shares outstanding, non-GAAP	42,179	40,850